EXHIBIT 10.1

AGREEMENT

     This AGREEMENT is dated as of April 14, 2005 by and between Berliner Effektengesellschaft AG (“Seller”) and Ladenburg Thalmann Financial Services Inc. (“Company” or “Purchaser”).

RECITALS:

     A. Seller desires to sell 4,620,501 shares of Common Stock (the “Shares”) of the Company to Purchaser; and

     B. Purchaser desires to purchase the Shares from Seller on the terms and conditions set forth in this Agreement.

     IT IS AGREED:

     1. Purchase and Sale of Shares.

          (a) Subject to the terms and conditions herein, Seller hereby sells the Shares to Purchaser and Purchaser hereby purchases the Shares from Seller for a purchase price of $1,155,125.25 ($0.25 per share) (“Purchase Price”).

          (b) Simultaneous with the execution of this Agreement:

               (i) Seller is delivering to Purchaser certificates representing the Shares (“Certificates”) duly endorsed for transfer of the Shares to Purchaser, or with appropriate stock powers, in either case with signature medallion guaranteed.

               (ii) Purchaser is paying the Purchase Price to Seller by wire transfer of immediately available funds to an account designated by Seller.

     2. Representations of Seller. Seller represents and warrants to Purchaser as follows:

          (a) Seller is the record and beneficial owner of, and has good and marketable title to, the Shares, free and clear of all liens, security interests, charges, claims, restrictions and other encumbrances, subject to securities laws restrictions. Seller has not granted to any person or entity any options or other rights to buy, or proxies or other rights to vote, the Shares. No other person or entity has any interest in the Shares of any nature.

          (b) Seller has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by Seller to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

          (c) Seller has reviewed the Company’s filings with the Securities and Exchange Commission since January 1, 2004, including the following recent filings by the Company:

               (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

               (ii) Definitive Proxy Statement, dated December 13, 2004;

               (iii) Current Report on Form 8-K, dated March 4, 2005, reporting the hiring of Mark Klein as the Company’s CEO;

               (iv) Prospectus, dated March 11, 2005;

               (v) Current Report on Form 8-K/A, filed March 14, 2005, reporting the closing of the Company’s previously announced debt conversion and private placement and Mr. Klein’s purchase of $1,000,000 of shares of common stock at $0.45 per share;

               (vi) Current Report on Form 8-K, dated March 22, 2005, reporting the resolution of an informal investigation by the National Association of Securities Dealers, Inc. into activities of the Company’s subsidiaries and certain of its employees; and

               (vii) Current Report on Form 8-K, dated March 25, 2005, reporting the hiring of Michael Philipps as the Head of the Institutional Sales Trading Desk of Ladenburg Thalmann & Co. Inc. and Mr. Philipps’ purchase of $450,000 of shares of common stock at $0.45 per share.

          (d) Seller has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain any additional information from the Company which Seller requires. All such questions have been answered and all such information has been provided.

     3. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that Purchaser has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by Purchaser to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms.

     4. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Florida without giving effect to principles of conflicts of law.

     5. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     6. Counterparts. This Agreement may be signed in counterparts which, taken together, shall constitute one Agreement.

     7. Further Assurances. The parties hereto agree to promptly take such steps as may be necessary to effectuate the purposes and intent of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:	PURCHASER:

BERLINER EFFEKTENGESELLSCHAFT AG	LADENBURG THALMANN FINANCIAL SERVICES INC.

By: /s/ Holger Timm	By: /s/ Salvatore Giardina

Name: Holger Timm	Name: Salvatore Giardina
Title: Chief Executive Officer	Title: Chief Financial Officer
Address: Kurfürstendamm 119	Address: 590 Madison Avenue
10711 Berlin	New York, New York 10022
Germany

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